EXHIBIT 23.2
                                  ------------






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the foregoing Registration Statement on Form SB-2 of our report dated March 31, 2003, relating to the consolidated financial statements of IVP Technology Corporation and Subsidiaries (d.b.a. Activecore Technologies, Inc.) appearing in the IVP Technology Corporation and Subsidiaries (d.b.a. Activecore Technologies, Inc.) Annual Report on Form 10-KSB for the years ended December 31, 2002 and 2001, filed with the Securities and Exchange Commission on April 18, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants

Boca Raton, Florida
October 28, 2003